As filed with the Securities and Exchange Commission on March 3, 2009

Registration No. 333-143359

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEOSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3549286
(State or other jurisdiction of incorporation or organization)	(I.R.S employer Identification No.)

102 Rock Road Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Neose Technologies, Inc.

2004 Equity Incentive Plan

(Full title of the plan)

A. Brian Davis

Neose Technologies, Inc.

102 Rock Road

Horsham, Pennsylvania 19044

(Name and address of agent for service)

(215) 315-9000

(Telephone number, including area code, of agent for service)

COPY TO:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, Pennsylvania 19103

(215) 981-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pursuant to a Form S-8 registration statement (Registration No. 333-143359) (the “Registration Statement”) filed with the Securities and Exchange Commission on May 30, 2007, Neose Technologies, Inc. (“Neose”) registered shares of common stock, par value $0.01 (the “Shares”) to be offered pursuant to the Neose Technologies, Inc. 2004 Equity Incentive Plan.

On March 2, 2009, Neose filed a certificate of dissolution with the Delaware Secretary of State pursuant to its Plan of Complete Liquidation and Dissolution, which was approved by the Board of Directors and the stockholders of Neose (the “Liquidation”).  The Company closed its stock transfer books and discontinued recording transfers of shares of its common stock at the close of business on March 2, 2009.  In connection with the Liquidation, the Registration Statement is hereby withdrawn and all securities registered hereunder, which remain unsold as of the date hereof, are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neose Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham, Pennsylvania, on the 3rd day of March, 2009.

NEOSE TECHNOLOGIES, INC.

By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 3, 2009:

Signature	Title

/s/ A. Brian Davis	Senior Vice President and Chief Financial Officer (principal executive officer, principal financial officer and principal accounting officer)
A. Brian Davis

/s/ L. Patrick Gage	Chairman of the Board of Directors
L. Patrick Gage

/s/ Brian H. Dovey	Director
Brian H. Dovey

/s/ William F. Hamilton	Director
William F. Hamilton

/s/ Douglas J. MacMaster, Jr.	Director
Douglas J. MacMaster, Jr.

/s/ H. Stewart Parker	Director
H. Stewart Parker

/s/ George J. Vergis, Ph.D.	Director
George J. Vergis, Ph.D.